UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2018 (March 7, 2018)

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of matters to a vote of security holders.

The 2018 Annual General Meeting of Shareholders of Johnson Controls International plc (the “Company”) was held on March 7, 2018 in Dublin, Ireland. At the meeting, the holders of 834,906,189 of the Company’s ordinary shares were represented in person or by proxy, constituting a quorum. At the meeting, shareholders voted on the following proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement dated January 19, 2018. The vote results detailed below represent final results.

Proposal No. 1 - Election of the Board of Directors

Proposal No. 1 was the election, by separate resolution, of each member of Board of Directors. The following individuals were elected to serve on the Board of Directors until the conclusion of the next annual general meeting.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Michael E. Daniels	720,308,559	48,990,193	11,451,214	54,156,223

W. Roy Dunbar	757,601,736	20,996,694	2,151,536	54,156,223

Brian Duperreault	759,272,151	19,364,841	2,112,974	54,156,223

Gretchen R. Haggerty	774,158,177	4,442,805	2,148,984	54,156,223

Simone Menne	774,225,705	4,299,279	2,224,982	54,156,223

George R. Oliver	747,744,671	29,348,205	3,657,090	54,156,223

Juan Pablo del Valle Perochena	671,151,887	107,400,923	2,197,156	54,156,223

Jürgen Tinggren	761,897,710	16,562,146	2,290,110	54,156,223

Mark P. Vergnano	762,850,555	15,529,301	2,370,110	54,156,223

R. David Yost	728,477,872	40,837,712	11,434,382	54,156,223

John D. Young	773,110,484	5,483,046	2,156,436	54,156,223

Proposal No. 2.a - Ratify appointment of independent auditors

Proposal No. 2.a was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

822,450,168	10,877,344	1,578,677

Proposal No. 2.b - Authorize the Audit Committee to set the auditors' renumeration

Proposal No. 2.b was a management proposal to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

824,987,482	7,875,810	2,042,897

Proposal No. 3 - Authorize the Company to make market purchases of Company shares

Proposal No. 3 was a management proposal to authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

826,254,149	5,016,046	3,635,994

Proposal No. 4 - Determine the price range at which the Company can reissue treasury shares

Proposal No. 4 was a management proposal to determine the price range at which the Company can reissue shares that it holds as treasury shares. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

826,059,530	6,183,840	2,662,819

Proposal No. 5 - Non-binding advisory vote on executive compensation

Proposal No. 5 was a management proposal to hold a non-binding advisory vote on the compensation of the Company’s executives, as described in the Proxy Statement. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

404,464,077	334,831,149	41,454,740	54,156,223

Proposal No. 6 - Approval of the Board of Directors’ authority to allot shares

Proposal No. 6 was a management proposal to approve the Board of Directors’ authority to allot shares up to an aggregate nominal value of US$3,055,000, or approximately 33% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

815,842,220	16,208,665	2,855,304

Proposal No. 7 - Waiver of statutory pre-emption rights

Proposal No. 9 was a management proposal to approve the waiver by shareholders of their statutory pre-emption rights in the event of the issuance of ordinary shares for cash, if the issuance is limited to up to an aggregate nominal value of US$460,000, or approximately 5% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

815,706,526	15,589,818	3,609,845

Proposal No. 8.a - Approval of reduction of Company capital

Proposal No. 8.a was a management proposal to seek approval to create additional “distributable reserves”, which will increase the amount of reserves available to the Company to repurchase or redeem its shares or pay dividends or make other distributions to its shareholders. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

823,412,261	7,854,898	3,639,030

Proposal No. 8.b - Approval of Amendment to Articles of Association

Proposal No. 8.b was a management proposal to approve a clarifying amendment to the Company’s Articles of Association to confirm that, for the avoidance of doubt, any share premium reduced as part of the Company’s capital reduction will be treated as distributable reserves under Irish law. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN

823,437,349	7,379,615	4,089,225

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: March 8, 2018	By:	/s/ John Donofrio
		Name:	John Donofrio
		Title:	Executive Vice President and General Counsel